                                                                      EXHIBIT 99
                            _______________________

                                   PROSPECTUS
                            _______________________

                               120,004 Shares of
                             Torchmark Corporation
                          Common Stock, $1 Par Value,
                   Acquired Pursuant to Torchmark Corporation
                  1996 Non-Employee Director Stock Option Plan

                            _______________________

     These securities are to be offered by and for the account of certain securityholders ("selling shareholders") of Torchmark Corporation ("Torchmark").

                            _______________________

                    THESE SECURITIES HAVE NOT BEEN APPROVED
                 OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
                 COMMISSION NOR HAS THE COMMISSION PASSED UPON
               THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _______________________

---------------------------------------------------------------------------------------------
                                                      Underwriting              Proceeds to
                                                        Discounts                Issuer or
                               Price to                    And                     Other
                                Public                 Commissions                Persons
---------------------------------------------------------------------------------------------
Per Unit                          *                        *                         *
---------------------------------------------------------------------------------------------
Total                             *                        *                         *
---------------------------------------------------------------------------------------------

                            _______________________

* These securities may be offered in various types of sale transactions or other transactions involving various types of dispositions (which may or may not involve brokers, dealers, and/or cash transactions), possibly including sales in the market at prices not presently determinable. As of September 29, 1998, the market price of the securities was $36.1875 per share based on the closing price of the stock on the New York Stock Exchange on such date. With respect to other expenses of issuance and distribution, the Registrant will pay the cost of preparation, reproduction and distribution of this Prospectus and any registration statement containing this Prospectus, any filing fee set forth in any such registration statement and related accountants' fees and expenses (all of which individually and in total are expected to be minimal) and the selling shareholders will bear such other expenses, if any, none of which are presently susceptible of reasonable estimation. Torchmark will receive no proceeds from the sale of these securities pursuant to this Prospectus.

   This Prospectus also relates to such additional shares as may be issued to the selling shareholders because of future stock dividends, stock distributions, stock splits or other similar capital readjustments.


                            _______________________


   No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Torchmark or the selling shareholders.


   This Prospectus does not constitute an offer to sell or a solicitation or an offer to buy any securities other than the securities to which this Prospectus relates or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Except where otherwise indicated herein, this Prospectus speaks as of its date and neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the registrant since the date hereof.

                            _______________________

     The date of this Prospectus is September 30, 1998.

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
Available Information                                                        3
Background Information                                                       4
Plan of Distribution                                                         5
Selling Shareholders                                                         5
Indemnification                                                              6
Incorporation by Reference                                                   7
Legal Opinion                                                                8
Experts                                                                      8

                             AVAILABLE INFORMATION
                             ---------------------



   Torchmark is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Torchmark can be inspected and copied at 450 5th Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a Web site containing reports, proxy statements and other information regarding registrants (including Torchmark) that file electronically with the Commission and the address of that site is http://www.sec.gov. Copies of such material can also be obtained from the
------------------
Public Reference Section of the Commission at 450 5th Street, N.W., Washington, D.C. 20459 at prescribed rates.

   Torchmark's common stock is listed on the New York Stock Exchange and on the London Stock Exchange, and the above material can also be inspected at the respective offices of these exchanges, 20 Broad Street, New York, New York 10005 and Old Broad Street, London, England EC2N1HP. Updated information with respect to the securities covered by this Prospectus may be provided in the future by means of appendices to the Prospectus.


   The documents and parts thereof incorporated by reference in this Prospectus but not delivered herewith or with any appendix thereto (not including exhibits to information incorporated by reference into the information that this Prospectus incorporates), will be furnished without charge to each person to whom this Prospectus is delivered, upon a written or oral request submitted to Carol McCoy, Torchmark Corporation, 2001 Third Avenue South, Birmingham, Alabama 35233 or at 205-325-4243.


                             BACKGROUND INFORMATION
                             ----------------------

   Torchmark, an insurance and financial services holding company, has its principal executive office at 2001 Third Avenue South, Birmingham, Alabama 35233. Its telephone number is 205-325-4200.

   Under the terms and provisions of the Torchmark Corporation 1996 Non-Employee Director Stock Option Plan (the "Plan" or the "Non-Employee Director Plan") as approved by the shareholders of Torchmark at their April 24, 1997 Annual Meeting, directors who are not employees of Torchmark, its subsidiaries and affiliates may elect to defer on an annual basis all or a designated portion (in 10% increments, but not less than 50%) of their director compensation payable in 1997 or thereafter into an interest-bearing account in the Plan. Such deferrals are made subject to a one-time opportunity, within a designated calendar year period following the deferral election, by the non-employee director to convert that year's deferred director compensation into stock options in Torchmark Common Stock, granted at his choice of market value, a designated discount not to exceed 25% (as fixed by the Compensation Committee of the Board of Directors of Torchmark) or a combination of both.

   In December 1996, contingent upon shareholder approval of the Plan, five of the seven eligible non-employee directors chose to defer 100% of their 1997 director compensation into the interest-bearing account of the Plan. On January 2, 1997, one such director elected to convert his interest-bearing account balance to fair market value stock options on 9,084 Torchmark common shares with an exercise price of $50.25 per share. On January 31, 1997, the remaining four non-employee directors chose to convert their respective interest-bearing accounts to fair market value Torchmark stock options on a total of 30,457 shares with an exercise price of $51.75 per share. Shareholders of Torchmark approved the Non-Employee Director Plan and all options contingently granted thereunder at their April 24, 1997 Annual Meeting.

   In December 1997, four of the six eligible non-employee directors chose to defer 100% of their 1998 director compensation into the interest-bearing account of the Plan. Each such director elected to convert his respective account balance to fair market value non-qualified Torchmark stock options as follows:

Date                     Number of Options  Exercise Price
-----------------------  -----------------  --------------

        1-9-98                      11,114        $39.1875
        2-4-98                       9,768        $42.5625
       2-10-98                       9,721        $42.50
       2-13-98                      10,319        $41.6250

   Up to 400,000 Torchmark shares are reserved for issuance under the Plan. As of the date of this Prospectus, of the 400,000 shares available under the Non-Employee Director Plan, options had been granted on 120,004 shares.


                              PLAN OF DISTRIBUTION
                              --------------------

   The shares offered pursuant to this Prospectus may, from time to time upon exercise of the options, be offered for resale through brokers in the over-the-counter market, on the New York Stock Exchange, on the London Stock Exchange, or any other exchange on which Torchmark's common stock may be listed or traded from time to time, or in independent, negotiated transactions or otherwise. The shares may be sold at market prices prevailing at the time of the sale or at negotiated prices. Some or all of the shares offered hereby may from time-to-time, alternatively, be sold under applicable rules of the Commission.


                              SELLING SHAREHOLDERS
                              --------------------

   All of the securities offered hereunder are offered for the account of the selling shareholders set forth in the table below, which also reflects the nature of any position, office or other material relationship which the selling shareholder has had within the past three years with Torchmark or any of its predecessors or affiliates; the amount of common stock owned by such selling shareholder on August 31, 1998; and the number of shares to be offered pursuant to this Prospectus for the selling shareholder's account. None of the selling shareholders owns in excess of one percent (1%) of the outstanding common stock of Torchmark.

                          Position or          Common Shares
                          Relationship with    Owned as of       Number of
Name                      Torchmark            August 31, 1998*  Shares Offered
----                      -----------------    ----------------  --------------

Louis T. Hagopian         Director since 1988            50,600          28,401
Joseph L. Lanier, Jr.     Director since 1980            53,100          27,936
Harold T. McCormick       Director since 1992               0            29,388

                          Position or          Common Shares
                          Relationship with    Owned as of       Number of
Name                      Torchmark            August 31, 1998*  Shares Offered
----                      -----------------    ----------------  --------------

George J. Records, Sr.    Director since 1993             9,700          27,995
Yetta G. Samford, Jr.     Director from 1980            247,123           6,284
                          until April 24, 1997,
                          retirement.
______________________
* Does not include 16,512 shares owned by Mr. Lanier's spouse and 2,400 shares owned by his children. Also does not include 9,816 shares owned by Mr. Samford's spouse. Beneficial ownership of all such shares is disclaimed.



                                INDEMNIFICATION
                                ---------------



   Section 1 of Article Ninth of the Restated Certificate of Incorporation of Torchmark provides that a director will not be personally liable to Torchmark or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (a) for any breach of the duty of loyalty to Torchmark or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for paying a dividend or approving a stock repurchase in violation of the Delaware General Corporation Law (the "Act"), or (d) for any transaction from which the director derived an improper personal benefit.


   Section 2(a) of Article Ninth provides that each person who was or is made a party or is threatened to be made a party to, or is involved in, specific actions, suits or proceedings by reason of the fact that he or she is or was a director or officer of Torchmark (or is or was serving at the request of Torchmark as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by Torchmark, to the full extent authorized by the Act, as in effect (or, to the extent indemnification is broadened, as it may be amended) against all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with defense or settlement of such an action and the Act requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to Torchmark. Rights conferred hereby are contract rights and include the right to be paid by Torchmark the expenses incurred in defending the proceedings specified above, in advance of their final disposition; provided that, if the Act so requires, such payment will only be made upon delivery to Torchmark by the indemnified party of an undertaking to repay all the amounts advanced if it is ultimately determined that the person receiving such payments is not entitled to be indemnified under such Section 2(a) or otherwise. Torchmark may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

   Section 2(b) of Article Ninth provides that persons indemnified under Section 2(a) may bring suit against Torchmark to recover unpaid amounts claimed thereunder, and that if such suit is successful, the expense of bringing such suit will be reimbursed by Torchmark. While it is a defense to such a suit that the person claiming indemnification has not met the applicable standards of conduct making indemnification permissible under the Act, the burden of proving the defense is on Torchmark and neither the failure of Torchmark's Board of Directors, independent legal counsel or the shareholders to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in paragraphs 2(a) and 2(b) of Article Ninth is not exclusive of any other right which any person may have or acquire under any statute, provision of the Certificate of Incorporation or By-Laws, or otherwise. Torchmark may maintain insurance, at its expense, to protect itself and any directors, officers, employees or agents of Torchmark or other entity against any expense, liability or loss, whether or not Torchmark would have the power to indemnify such persons against such expense, liability or loss under the Act.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling Torchmark pursuant to the foregoing provisions, Torchmark has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                           INCORPORATION BY REFERENCE
                           --------------------------

   The following documents filed by Torchmark with the Commission are incorporated herein by reference:


   (a) Torchmark's latest Annual Report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, which contains, either directly or by incorporation by reference, certified financial statements for Torchmark's latest fiscal year for which such statements have been filed.

   (b) All other reports filed by Torchmark pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

   (c) Torchmark's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with the latest Annual Meeting of its shareholders.


   (d) The description of Torchmark's common stock (formerly Liberty National Insurance Holding Company common stock) which is contained in a registration statement filed under Section 12 of the Exchange Act, including any and all amendments or reports for the purpose of updating that description.

   All reports and other documents subsequently filed by Torchmark pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, prior to the termination of this offering shall be deemed to be incorporated by reference into the Prospectus.


                                 LEGAL OPINION
                                 -------------

   The validity of the shares of Torchmark common stock offered hereby has been passed upon for Torchmark by Carol A. McCoy, Associate Counsel and Secretary of Torchmark.


                                    EXPERTS
                                    -------

   The financial statements of Torchmark as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, incorporated by reference herein have been incorporated by reference in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the December 31, 1997 financial statements refers to a change in accounting principles to adopt the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to Be Disposed Of.